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                                  EXHIBIT 21.0
                  SUBSIDIARIES OF COLLINS & AIKMAN CORPORATION


COMPANY                                                       JURISDICTION
Collins & Aikman Products Co.                                 Delaware
Carcorp, Inc.                                                 Delaware
Collins & Aikman Accessory Mats, Inc.                         Delaware
Collins & Aikman Automotive Mats, LLC                         Delaware
Collins & Aikman Asset Services, Inc.                         Delaware
CW Management Corporation         (1)                         Delaware
Hopkins Services, Inc.(2)                                     Minnesota
SAF Services Corporation (3)                                  Delaware
Collins & Aikman Automotive Exteriors, Inc.                   Delaware
Synova Plastics, LLC (4)                                      Michigan
Collins & Aikman Automotive International, Inc.               Delaware
Collins & Aikman Canada Domestic Holding Company              Delaware
C & A Canada Holding Company                                  Nova Scotia
C & A Canada Holding Company I                                Nova Scotia
C & A Canada Holding Company II                               Nova Scotia
C & A Canada Holding Company III (*)                          Nova Scotia
Textron Canada Limited (*)                                    Canada
Collins & Aikman Carpet & Acoustics (MI), Inc.                Delaware
Collins & Aikman Carpet & Acoustics (TN), Inc.                Tennessee
Collins & Aikman Development Company                          Delaware
Collins & Aikman Export Corporation                           U.S. Virgin Isles
Collins & Aikman Fabrics, Inc.                                Delaware
Collins & Aikman Holdings Canada Inc.                         Canada
Collins & Aikman Canada Inc.                                  Ontario
C & A Canada International Holdings Limited(5)                Ontario
Collins & Aikman Luxembourg, S.A.(6)                          Luxembourg
Imperial Wallcoverings (Canada) Inc.                          Canada
Collins & Aikman Interiors, Inc.                              Delaware
Collins & Aikman Automotive Interiors, Inc.                   Delaware
Collins & Aikman Intellimold, Inc.                            Michigan
Riopelle Realty Limited                                       Ontario
Collins & Aikman Automotive (Asia), Inc.                      Delaware
Collins & Aikman Automotive (Argentina), Inc.                 Delaware
Collins & Aikman Automotive International Services, Inc.      Delaware
Collins & Aikman Automotive Overseas Investment, Inc.         Delaware
Collins & Aikman International Corporation                    Delaware
Collins & Aikman Europe, Inc.                                 Delaware
Collins & Aikman (Gibraltar) Limited                          Gibraltar/Delaware
C & A Canada International Holding Company                    Nova Scotia
Collins & Aikman Europe S.A.      (7)                         Luxembourg
C&A (Gibraltar)                                               Gibraltar
C&A (Gibraltar) No. 2                                         Gibraltar
Collins & Aikman Automotive Holding GmbH                      Germany
Collins & Aikman Automotive Systems GmbH                      Germany







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Dura Convertible Systems GmbH                                Germany
Collins & Aikman Automotive Systems Italy, S.r.l .  (8)      Italy
Collins & Aikman  Holdings Italy S.r.l. (8)                  Italy
Collins & Aikman Automotive Company Italia S.r.l.            Italy
A.P.C.O. ( Advanced Plastic Company )S.r.l.                  Italy
FAS S.p.A.                                                   Italy
Collins & Aikman Automotive Trim B.V.B.A.                    Belgium
Collins & Aikman Automotive Trim GrmbH                       Germany
Collins & Aikman Automotive Systems S.L.(10)                 Spain
Collins & Aikman Europe B.V.                                 Netherlands
Collins & Aikman Automotive Floormats Europe, B.V.           Netherlands
Collins & Aikman Holding AB                                  Sweden
Collins & Aikman Automotive Systems AB                       Sweden
Collins & Aikman Holding B.V.                                Netherlands
Collins & Aikman Automotive Trim B.V.                        Netherlands
Collins & Aikman Automotive  s.r.o.                          Czech Republic
Collins & Aikman Products GmbH (11)                          Austria
Collins & Aikman Holdings Limited                            United Kingdom
Collins & Aikman Automotive Fabrics Limited                  United Kingdom
Collins & Aikman Automotive Limited(**)                      United Kingdom
Collins & Aikman Automotive Interior Systems
Europe Limited(**)                                           United Kingdom
Abex Plastic Products Limited                                United Kingdom
Collins & Aikman Automotive Systems Limited                  United Kingdom
Collins & Aikman Automotive Carpet Products (UK) Limited     United Kingdom
Manchester Kigass International Limited                      United Kingdom
Premier Springs & Pressings Limited                          United Kingdom
Collins & Aikman Automotive Trim Limited                     United Kingdom
AS Collins & Aikman UK Ltd.                                  United Kingdom
Collins & Aikman Automotive UK Limited                       United Kingdom
Collins & Aikman Holdings, S.A. de C.V. (12)                 Mexico
Collins & Aikman Automotive Company de Mexico, S.A. de C.V.  Mexico
Amco de Mexico, S.A. de C.V.                                 Mexico
Collins & Aikman de Mexico, S.A. de C.V.(13)                 Mexico
Collins & Aikman Carpet & Acoustics, S.A. de C.V. (14)       Mexico
Dura Convertible Systems de Mexico, S.A. de C.V.(15)         Mexico
Industrias Enjema, S.A. de C.V.(16)                          Mexico
Servitop, S.A. de C.V. (17)                                  Mexico
Collins & Aikman Automotive Management
Services Company Mexico S.A. de C.V.(18)                     Mexico
Permali do Brasil Industria e Comercio Ltda (19)             Brazil
Plascar Participacoes Industriais S. A.(20)                  Brazil
Rosario Project S. A.                                        Argentina
Collins & Aikman do Brasil Ltda (21)                         Brazil
Collins & Aikman Plastics, Inc.                              Delaware
ACAP, LLC (22)                                               Michigan
Becker Group, LLC                                            Michigan
Brut Plastics, Inc.                                          Michigan



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Engineered Plastic Products, Inc.(23)                        Michigan
Collins & Aikman Plastics, Ltd.                              Ontario
Collins & Aikman Properties, Inc.                            Delaware
Comet Acoustics, Inc.                                        Delaware
Dura Convertible Systems, Inc.                               Delaware
Amco Convertible Fabrics, Inc.                               Delaware
Gamble Development Company                                   Minnesota
Collins & Aikman Automotive Services, LLC (24)               Delaware
JPS Automotive, Inc.                                         Delaware
Moduko Co., Ltd,(25)                                         Japan
Southwest Laminates, Inc.                                    Delaware
Synova Carpets, LLC(26)                                      North Carolina
Waterstone Insurance, Inc.                                   Vermont
Wickes Asset Management, Inc.                                Delaware
Wickes Manufacturing Company                                 Delaware


 NON-PROFIT CORPORATIONS


Collins & Aikman Foundation                                  California
Collins & Aikman Disaster Relief Fund, Inc.                  North Carolina



     1      10% owned by Willis Corroon Corporation of North Carolina
     2      10% owned by O'Brien & Gere of North America, Inc.
     3      10% owned by Unicare, Inc.
     4      51% owned by Jackson Plastics
     5      75% owned by Collins & Aikman Plastics, Ltd. And 25% owned by
               Collins & Aikman Canada, Inc.
     6      1% owned by Temmes Management Services, B.V.
     7      49% owned by Collins & Aikman (Gilbraltar)Ltd; 30% owned by Collins
               & Aikman Luxembourg S.A.; 21% owned by C&A Canada International Holding Limited
     8      25% owned by Collins & Aikman Europe, B. V.and 75% owned by Collins
               & Aikman Europe S.A.
     9      19799 shares owned by Collins & Aikman Europe S. A. and 1 share
               Collins & Aikman Automotive Systems AB
     10     .00028% owned by Collins & Aikman Holding Limited
     11     .02% owned by Collins & Aikman Products Co (US)
     12     One Share owned by Habinus Trading Co.
     13     One Share owned by Collins & Aikman Accessory Mats, Inc.
     14     25% owned by Collins & Aikman Products Co.
     15     One share owned by Dura Convertible Systems, Inc.
     16     One share(1%) owned by Collins & Aikman International Corporation
     17     One share(1%) owned by Amco de Mexico, S.A. de C.V.
     18     Minority interest shares owned by Collins & Aikman International
               Corporation
     19     Minority interest owned by Collins & Aikman Products Co.
     20     100% of voting shares owned by Permali, but 43.4% of value is publicly traded preferred stock





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     21     .5% of Collins & Aikman do Brasil Ltda. Is owned by Collins & Aikman
               International Corporation (US)
     22     Joint Venture 47% owned by Collins & Aikman Plastics, Inc. and 53%
               owned by Mexican Industries
     23     Joint Venture 55% (550 Class A Common Stock) owned by Gerald Edwards and 45% (450 Class B Common Stock) owned by Becker Group, LLC
     24     1% owned by Wikes Assets Management, Inc
     25     Joint Venture 50% owned by Valco (France)and 50% owned by Collins &
               Aikman Products Co.
     26     Joint Venture 55% membership interest held by Henry L. Jackson, an individual and 45 % membership interest held by Collins & Aikman Products Co.

(*) Textron Canada Limited has amalgamated with C&A Canada Holding Company III and the new company is Collins & Aikman Automotive Canada Company , Nova Scotia on January 1, 2003.

(**) Name Changed 2/20/03 from Collins & Aikman Automotive Interior Systems Europe Limited to Collins & Aikman Automotive Limited